Exhibit 3.2

BYLAWS

OF

SAINTS MD SUBSIDIARY, INC.,

a Maryland Corporation (hereinafter “Corporation”)

ARTICLE I

OFFICES AND AGENT

Section 1.1. Registered Office and Agent. The Corporation shall maintain a registered agent in the State of Maryland and shall have a registered office whose business office is identical to the registered office.

Section 1.2. Other Offices. In addition to its registered office, the Corporation also may have office(s) at any other place or places, within or without the State of Maryland, as the Board of Directors may from time to time select or as the business of the Corporation may require or make desirable.

ARTICLE II

SHAREHOLDER MEETINGS

Section 2.1. Annual Meetings. The annual meeting of the shareholders will be held each year at such, place, date and time designated by the Board of Directors in the notice of the annual meeting. If the date stated herein is a legal holiday, then the meeting shall be held the next business day. If no location is designated by the Board of Directors in the notice, then the meeting will be held at the principal office of the Corporation. The purpose of the annual meeting is to elect the Board of Directors and to transact any other necessary business.

Section 2.2. Special Meetings. Special meetings of the shareholders may be called for any purpose other than the election of Directors and may be held within or without the State of Maryland at the time and place stated in the notice of the special meeting or in a duly executed waiver of notice. The business conducted at special meetings shall be limited to the purpose(s) stated in the notice. Special meetings of the shareholders, unless otherwise provided by statute or by the charter of the Corporation (the “Charter”) may be called by the President, the Board of Directors, or the holders of at least 25% of all the votes entitled to be cast at the proposed special meeting.

Section 2.3. Notice of Meetings. Written or printed notice of any meeting of the shareholders must be delivered either personally or by mail to each shareholder of record entitled to vote at the meeting and each shareholder entitled to notice of the meeting not less than ten (10) nor more than ninety (90) days before the date of the meeting. The notice shall state the time and place, if any, of the meeting, and the remote communication, if any, by which shareholders and proxy holders may be deemed present in person and vote at the meeting. Notice of a special meeting must also indicate the purpose or purposes for which the meeting is called. If business other than the election of the Board of Directors will be conducted at an annual meeting, the notice need not indicate the business to be conducted unless otherwise required by statute.

Section 2.4. Waiver of Notice. Shareholders may waive notice of a meeting in writing or by electronic transmission delivered to the corporation for inclusion in the corporate minute book, or by attending the meeting either in person or by proxy.

Section 2.5. Shareholders Entitled to Notice of or Vote. For the purpose of determining which shareholders are entitled to notice of a meeting or to vote at a meeting, the Board of Directors may order that the stock transfer ledger be closed 90 days prior to a meeting. The list of shareholders as of the date the corporate stock transfer ledger is closed will be those shareholders who are entitled to notice or to vote at a meeting.

Section 2.6. Close of Transfer Ledger. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders, or the shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period not to exceed 90 days. If the stock transfer ledger shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least 10 days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, that date in any case to be not more than 90 days and, in case of a meeting of shareholders not less than 10 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the record date for purposes of determining shareholders entitled to notice of, or to vote at, a meeting of shareholders shall be the later of the close of business on the date on which notice of the meeting is mailed or the 30th day before the meeting, and the record date for purposes of determining shareholders entitled to receive payment of a dividend shall be the date on which the resolution of the Board of Directors declaring such dividend is adopted. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

Section 2.7. Quorum. Quorum for a shareholders meeting is a majority of the votes entitled to be cast, whether in person or by proxy, except as otherwise provided by statute or by the Charter. Once a quorum is present, business may be conducted at the meeting even if shareholders leave prior to the conclusion of the meeting. Adjournment of any meeting of the shareholders shall be by majority vote of the shares present and entitled to vote. If a quorum is not present at any meeting of the shareholders, the shareholders present in person or represented by proxy shall have the power to adjourn the meeting without notice other than announcement of the new time and place for the re-adjournment of the meeting. Any business that may have been transacted at the originally noticed meeting may be conducted at a re-adjourned meeting where a quorum is present or represented by proxy.

Section 2.8. Shareholder Voting. Each outstanding share of stock entitled to vote as shown on the corporate stock transfer ledger shall have one vote on each matter submitted to a vote at a meeting of shareholders. If a quorum is present, the affirmative vote of a majority of the shares present or represented by proxy at the meeting shall be the act of the shareholders, unless the vote of a greater number of shares is otherwise required by law or the Charter.

Section 2.9. Proxies. At all meetings of the shareholders, a shareholder may exercise his or her right to vote by a proxy executed in writing by the shareholder or by his or her duly authorized attorney-in-fact. To be valid, the proxy must be received by the inspector of election or the Secretary of the Corporation prior to the stated time and date of the meeting. No proxy may be valid for longer than 11 months, unless the proxy states otherwise. A proxy is revocable by a shareholder at any time without condition or qualification unless the proxy states that it is irrevocable and the proxy is coupled with an interest.

Section 2.10. Shareholder Consent in Lieu of Meeting. Any action required or permitted to be taken at any annual or special meeting of the shareholders may be taken without a meeting if a written consent is signed by all of the shareholders entitled to vote. The action must be evidenced by one or more written consents describing the action taken, signed by each shareholder, and delivered to the Corporation for inclusion in the minutes or filing in the corporate records.

Section 2.11. Inspection of Books and Records. Any shareholder of the Corporation shall have the right to inspect the books and records of the Corporation in accordance with statute.

Section 2.12. Control Share Acquisition Act. Notwithstanding any other provision of the charter of the Corporation or these Bylaws, Title 3, Subtitle 7 of the Maryland General Corporation Law, or any successor statute, shall not apply to any acquisition by any person of shares of stock of the Corporation. This section may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.

ARTICLE III

THE BOARD OF DIRECTORS

Section 3.1. Duties, Number, Election, Term and Qualification. The business and affairs of the Corporation shall be managed under the direction of a Board of Directors. Directors need not be residents of the State of Maryland nor shareholders of the Corporation unless provided otherwise by the Charter or these Bylaws. The Directors, other than the initial Board of Directors, shall be elected at the annual meeting of the shareholders. Each Director shall serve until the next annual shareholder’s meeting following his or her election or until his or her successor is elected and qualified or as otherwise provided by statute. The initial Board of Directors shall hold office until the first annual meeting of the shareholders. The Board of Directors shall have all of the powers available by statute and may exercise all such powers of the Corporation and do all such lawful acts that are not required to be exercised or done by the shareholders by statute, the Charter, or by these Bylaws.

Section 3.2. Removal. One or more Directors may be removed from office, with or without cause, by a majority vote of the shareholders entitled to vote at a special meeting of the shareholders called for that purpose.

Section 3.3. Vacancies. Unless provided otherwise in the Charter, any vacancy occurring on the Board of Directors, excluding a vacancy resulting from an increase in the number of Directors, may be filled for the unexpired term by the affirmative vote of a majority of the remaining Directors. A Director elected to fill a vacancy shall be elected to serve until the next annual meeting of shareholders. A vacancy resulting from an increase in the number of Directors may be filled by a majority of the entire Board of Directors. The shareholders may elect a successor to fill a vacancy on the Board of Directors which results from the removal of a Director. A Director elected to fill a new position on the Board of Directors shall serve until the next annual meeting of the shareholders or until his or her successor is elected and qualified.

Section 3.4. Books and Records. The Directors may keep the books of the Corporation outside of the State of Maryland, except those records required by statute to be kept within the state, at such place or places as they may from time to time determine.

Section 3.5. Compensation. The Board of Directors, by the affirmative vote of a majority of the Directors then in office, and irrespective of any personal interest of any of its members, shall have the authority to establish reasonable compensation of all Directors for services to the Corporation as Directors, officers or otherwise.

Section 3.6. Committees of the Board of Directors. The Board of Directors, by resolution, may designate from among its members an executive committee and one or more other committees, each consisting of one or more Directors all of whom serve at the pleasure of the Board of Directors. Except as limited by statute, each committee shall have the authority set forth in the resolution establishing the committee. The provisions of this Article III as to the Board of Directors and its deliberations shall be applicable to any committee of the Board of Directors.

ARTICLE IV

MEETINGS OF THE BOARD OF DIRECTORS

Section 4.1. Location of Meetings. Meetings of the Board of Directors, whether regular or special, may be held either within or without the State of Maryland at any location the Board of Directors may from time to time establish or as set forth in the notice of a meeting.

Section 4.2. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by resolution of the Board of Directors. The annual meeting of the Board of Directors shall be held immediately after the annual meeting of the shareholders, unless otherwise determined by resolution of the Board of Directors. The Board of Directors may transact any business that comes before it at any regular meeting of the Board of Directors.

Section 4.3. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the Chief Executive Officer, the President, or by the written request of any two Directors in office at that time. The Secretary shall give notice of each special meeting of the Board of Directors, which shall specify the time and place of the meeting, at least two days prior to the meeting by personal delivery, facsimile, telegram, or overnight mail. Unless otherwise indicated in the notice, any and all business may be transacted at a special meeting. At any meeting at which all Directors are present, even without notice of the meeting, any business may be transacted and any Director may waive notice of any special meeting and its objectives.

Section 4.4. Waiver of Notice. Attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, except where a Director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. The notice or waiver of notice for any meeting of the Board of Directors is not required to state the business to be transacted at, or the purpose of, any meeting of the Board of Directors.

Section 4.5. Quorum. A majority of the total number of Directors shall constitute a quorum for the transaction of business unless a greater number is required by statute. If a quorum is not present at any meeting of the Board of Directors, the Directors present may adjourn the meeting without notice other than announcement at the meeting, until a quorum shall be present.

Section 4.6. Voting. Each Director shall have one vote. The affirmative vote of a majority of the Directors present at a meeting at which a quorum is present shall be sufficient to decide any matter, unless a greater number is required by the Charter or by statute.

Section 4.7. Action by Directors Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors (or any action that may be taken at a meeting of a committee of the Board of Directors) may be taken without a meeting if the action is taken by all the members of the Board of Directors (or of the committee as the case may be) entitled to vote on the matter. The action must be evidenced by one or more written consents describing the action taken, signed by each Director (or each Director serving on the committee), and delivered to the Corporation for inclusion in the minutes or filing with the corporate records.

Section 4.8. Participation by Telephone Conference. Any or all Directors may participate in a meeting of the Board of Directors (or of a committee of the Board of Directors) through the use of any means of communication by which all Directors participating can simultaneously hear each other during the meeting.

ARTICLE V

OFFICERS

Section 5.1. Number. The officers of the Corporation shall be chosen by the Board of Directors and shall include a President, a Secretary, and a Treasurer. The Board of Directors, in their discretion, may also appoint a Chairman of the Board, Chief Executive Officer, and one or more Vice Presidents, a Chief Financial Officer, one or more Assistant Secretaries, or one or more Assistant Treasurers, and any other officers and agents as it shall deem necessary. Officers shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. The officers shall be elected or appointed at the annual meeting of the Board of Directors to serve a term of one year, or such other term as provided by resolution of the Board of Directors. Each officer shall serve the term of office for which he or she is elected or appointed or until his or her successor has been elected and qualified. Any two offices may be held by the same person.

Section 5.2. Compensation. The compensation of all officers and agents of the Corporation shall be fixed by the Board of Directors.

Section 5.3. Removal and Vacancies. An officer may be removed by the Board of Directors if the Board of Directors in its judgment finds that the best interests of the corporation will be served. Appointment of an officer does not create any contract rights for the officer. Any vacancy in an office of the Corporation shall be filled by the Board of Directors.

Section 5.4. Chairman of the Board. The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors. The Chairman of the Board shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him or her by these Bylaws or the Board of Directors.

Section 5.5. President. The President shall be the chief executive officer of the Corporation, shall preside at all meetings of the shareholders, and shall have general supervision of and responsibility for the business of the Corporation. He or she shall see that all orders and resolutions of the Board of Directors are carried into effect. If there is no Chairman of the Board, or in the absence or disability of the Chairman of the Board, he or she shall be responsible for setting policy and direction under the general guidance of the Board of Directors and shall preside at all meetings of the Board of Directors. The President shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed or where the signing and execution thereof shall be expressly delegated by the Board of Directors to another officer or agent of the Corporation. The President shall perform any other duties as may from time to time be delegated to him or her by the Board of Directors.

Section 5.6. Vice President(s). In the absence or disability of the President, or at the direction of the President, the Vice President, if any, shall perform the duties and exercise the powers of the President. If the Corporation has more than one Vice President, the one designated by the Board of Directors, shall act in lieu of the President. Vice Presidents shall perform the duties and have the powers that the Board of Directors may from time to time assign to them.

Section 5.7. Secretary and Assistant Secretaries. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all of the acts and proceedings of the shareholders and the Board of Directors (including any committees thereof). The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President. The Secretary shall have custody of the corporate seal of the Corporation and shall have the authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by such officer’s signature. The Secretary shall perform any additional duties and have any additional powers that the Board of Directors may from time to time assign to him or her. In the absence or disability of the Secretary or at the direction of the President, any Assistant Secretary may perform the duties and exercise the powers of the Secretary.

Section 5.8. Treasurer and Assistant Treasurers. The Treasurer shall be responsible for the custody of all funds and securities belonging to the Corporation and for the receipt, deposit or disbursement of funds and securities under the direction of the Board of Directors. The Treasurer shall maintain full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall make reports of the same to the Board of Directors and the President upon request. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements. The Treasurer shall perform all duties as may be assigned to him or her from time to time by the Board of Directors. The Assistant Treasurer shall in the absence or disability of the Treasurer or at the direction of the President, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 5.9. Bonds. The Board of Directors by resolution may require any or all of the officers, agents or employees of the Corporation to give bonds to the Corporation, with sufficient surety or sureties, conditioned on the faithful performance of the duties of their respective offices or positions, and to comply with any other conditions as from time to time may be required by the Board of Directors.

ARTICLE VI

INDEMNIFICATION

Section 6.1. Indemnification of Directors and Officers. To the maximum extent permitted by Maryland law in effect from time to time, the Corporation, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall indemnify and shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of the Corporation and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity or (b) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner, trustee, member or manager of such corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity. The rights to indemnification and advance of expenses provided by the Charter and these Bylaws shall vest immediately upon election of a director or officer. The Corporation may, with the approval of its Board of Directors, provide such indemnification and advance for expenses to a person who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation. Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the Charter or these Bylaws inconsistent with this Article, shall apply to or affect in any respect the applicability of this Section 6.1 with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption. The indemnification and payment or reimbursement of expenses provided in these Bylaws shall not be deemed exclusive of or limit in any way other rights to which any person seeking indemnification or payment or reimbursement of expenses may be or may become entitled under any bylaw, resolution, insurance, agreement or otherwise.

Section 6.2. Insurance. The Corporation may purchase and maintain insurance on behalf of any persons described in Section 6.1 above, whether or not the Corporation would have the power to indemnify such officers and Directors against any liability under statute. If any expenses or other amounts are paid by way of indemnification other than by court order or by an insurance carrier, the Corporation shall provide notice of such payment to the members of the Board of Directors in accordance with these Bylaws.

ARTICLE VII

STOCK CERTIFICATES

Section 7.1. Stock Certificates. Certificates that represent shares of stock in the Corporation shall be in the form determined by the Board of Directors. Certificates shall be signed by the President, a Vice President, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, the Chairman of the Board, or Vice Chairman of the Board and countersigned by the Secretary, an Assistant Secretary, the Treasurer, or an Assistant Treasurer of the Corporation. Certificates shall be consecutively numbered. The name and address of the person receiving the issued shares, the certificate number, the number of shares, and the date of issue shall be recorded by the Secretary of the Corporation in the corporate stock transfer ledger. When the Corporation is authorized to issue shares of more than one class, there shall be set forth upon the face or back of the certificate (or the certificate shall have a statement that the Corporation will furnish to any shareholder upon request and without charge) a full statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of each class authorized to be issued. If the Corporation is authorized to issue any preferred or special class in series, the stock certificates shall state the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series.

Section 7.2. Signatures. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. If any officer who signs or whose facsimile signature is placed upon a stock certificate ceases to be such officer before the stock certificate is issued, it may be issued by the Corporation with the same effect as if he or she was that officer at the date of its issue.

Section 7.3. Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any stock certificate previously issued by the Corporation that is alleged to have been lost or destroyed. When authorizing the issue of a new stock certificate, the Board of Directors, in its discretion and as a condition precedent to its issuance, may prescribe any terms and conditions as it deems expedient and may require any indemnities as it deems adequate to protect the Corporation from any claim that may be made against it with respect to any stock certificate alleged to be lost or destroyed.

Section 7.4. Transfer of Shares. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate canceled and the transaction recorded upon the books of the Corporation.

Section 7.5. Registered Shareholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by Maryland law.

ARTICLE VIII

NOTICE

Section 8.1. Form of Notice. Whenever, under the provisions of statute or of the Charter or of these Bylaws, notice is required to be given to any Director or shareholder, it shall not be construed to mean personal notice, but such notice may be communicated in person, by telephone, telegraph, telecopier, teletype, facsimile, or in writing, by electronic transmission, mail or private carrier. Notice given by mail or private carrier shall be addressed to such Director or shareholder, at his or her address as it appears on the records of the Corporation, with prepaid postage, and such notice shall be deemed to be delivered when it is deposited in the United States mail. Notice may be sent by electronic transmission, unless, in the case of notice to a shareholder, the Corporation has received a request from the shareholder that notice not be sent by electronic transmission.

Section 8.2. Waiver of Notice. Whenever any notice whatsoever is required to be given under the provisions of statute or under the provisions of the Charter or these Bylaws, a written waiver signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to giving the required notice.

ARTICLE IX

GENERAL PROVISIONS

Section 9.1. Dividends. Subject to the provisions of the Articles of Incorporation, dividends may be declared by the Board of Directors at any regular or special meeting, pursuant to statute. Dividends may be paid in cash, in property or in shares of the capital stock, subject to any provisions of the Charter. Before payment of a dividend, there may be set aside out of any funds of the Corporation available for dividends such sums as the Directors from time to time, in their absolute discretion, think proper as a reserve to meet contingencies, to equalize dividends, to repair or maintain any property of the Corporation, or for any other purpose as the Directors determine is in the interest of the Corporation. The Directors may modify or abolish any reserve in the same manner in which it was created.

Section 9.2. Checks. All checks, demands for money or notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 9.3. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 9.4. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Maryland.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

Section 9.5. Article Titles and Subtitles. The Article titles and Section subtitles found in these Bylaws are intended solely to organize the provisions of the Bylaws and are not intended to limit, append, expand or otherwise interpret any provision found herein.

ARTICLE X

AMENDMENTS

The Board of Directors shall have the exclusive power to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws.